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                                                               Exhibit No. 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2000, except for Note 22 for which the date is April 12, 2000, relating to the consolidated financial statements of Aquis Communications Group, Inc. and Subsidiaries (the "Company") and our report dated February 12, 1999 relating to the financial statements of Bell Atlantic Paging, Inc., which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PRICEWATERHOUSECOOPERS LLP
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  PRICEWATERHOUSECOOPERS LLP

New York, New York
April 28, 2000